Exhibit 99.1

Data Solutions Serviços

de Informática Ltda.

Financial Statements for the Years Ended

December 31, 2012, 2011 and 2010 and

Independent Auditor’s Report

Deloitte Touche Tohmatsu Auditores Independentes

Deloitte Touche Tohmatsu

Rua Alexandre Dumas, 1.981

04717-906 - São Paulo - SP Brasil

Telefone: (11) 5186-1000

Fac-símile: (11) 5181-2911

www.deloitte.com.br

INDEPENDENT AUDITOR’S REPORT

To the Quotaholders, Directors and Management of

Data Solutions Serviços de Informática Ltda.

São Paulo - SP

We have audited the accompanying financial statements of Data Solutions Serviços de Informática Ltda. (the “Company”), which comprise the balance sheets as of December 31, 2012, 2011 and 2010, and the related statements of income (loss), comprehensive income (loss), changes in equity and cash flows for the years ended December 31, 2012 and 2011 and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards - IFRS, as issued by the International Accounting Standards Board - IASB; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America - U.S. GAAS. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by Management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www. deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its members firms.

© Deloitte Touche Tohmatsu. All rights reserved.

Deloitte Touche Tohmatsu

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Solutions Serviços de Informática Ltda. as of December 31, 2012, 2011 and 2010 and the results of their operations and their cash flows for the years ended December 31, 2012 and 2011 in conformity with IFRS as issued by IASB.

Emphasis of matters

a)	The Company recorded significant losses in the year ended December 31, 2012, and its equity deficiency as of December 31, 2012 totaled R$l1,067,874. As mentioned in Note 1, if cash flows are not sufficient to meet the Company’s obligations, its parent company will contribute funds as required. Accordingly, the financial statements have been prepared under the assumption that the parent company will make financial contributions, if required, to support the continuity of the Company’s operations. Our opinion is not qualified in respect to this matter.

b)	As mentioned in Note 1, on December 26, 2012, Singida Participações Ltda., a holding company indirectly owned by TransUnion Corp., a US Corporation, signed an agreement to acquire an 80% controlling interest in the Company. The Company was acquired by TransUnion Corp. on March 1, 2013. Our opinion is not qualified in respect of this matter.

São Paulo, April 19, 2013

DELOITTE TOUCHE TOHMATSU

Auditores Independentes

© 2013 Deloitte Touche Tohmatsu. All rights reserved.

DATA SOLUTIONS SERVIÇOS DE INFORMÁTICA LTDA.

BALANCE SHEETS AS OF DECEMBER 31, 2012, 2011 AND 2010

(In Brazilian reais - R$)

ASSETS	Note	12.31.2012	12.31.2011	12.31.2010
CURRENT ASSETS
Cash and cash equivalents	3	146,898	288,125	801,447
Trade receivables, net	4	1,455,699	1,852,531	595,652
Recoverable taxes		2,148	2,027	70
Other assets		52,719	23,947	20,442

Total current assets		1,657,464	2,166,630	1,417,611

NONCURRENT ASSETS
Property and equipment, net	5	388,583	452,905	338,866
Intangible assets, net	6	141,141	28,363	23,352

Total noncurrent assets		529,724	481,268	362,218

TOTAL ASSETS		2,187,188	2,647,898	1,779,829

LIABILITIES AND QUOTAHOLDERS’ EQUITY (NET DEFICIENCY)	Note		12.31.2012	12.31.2011	12.31.2010
CURRENT LIABILITIES
Trade payables	7		108,434	151,212	78,338
Financing	8		83,053	119,937	68,102
Payroll, accrued vacations and related charges	9		573,678	328,594	223,995
Taxes payable	10		449,891	458,042	247,723
Related parties	11		1,107	970	908
Advances from customers	12		—	200,000	—
Other payables			22,019	18,800	17,000

Total current liabilities			1,238,182	1,277,555	636,066

NONCURRENT LIABILITIES
Financing	8		75,880	102,181	106,541
Provision for risks	14		11,941,000	4,986,000	2,970,000

Total noncurrent liabilities			12,016,880	5,088,181	3,076,541

QUOTAHOLDERS’ EQUITY (NET DEFICIENCY)
Capital	15.a	)	500,000	500,000	500,000
Accumulated losses			(11,567,874)	(4,217,838)	(2,432,778)

Total quotaholders’ equity (net deficiency)			(11,067,874)	(3,717,838)	(1,932,778)

TOTAL LIABILITIES AND QUOTAHOLDERS’ EQUITY (NET DEFICIENCY)			2,187,188	2,647,898	1,779,829

The accompanying notes are an integral part of these financial statements.

DATA SOLUTIONS SERVIÇOS DE INFORMÁTICA LTDA.

STATEMENTS OF INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In Brazilian reais - R$)

	Note	12.31.2012	12.31.2011
NET REVENUE	17	12,585,485	10,309,264
COST OF SERVICES	18	(2,125,255)	(1,864,531)

GROSS PROFIT		10,460,230	8,444,733

OPERATING EXPENSES
Sales expenses	18	(621,770)	(599,155)
General and administrative expenses	18	(4,660,206)	(3,335,293)
Other operating expenses	18	(6,800,543)	(1,709,662)

Total operating expenses		(12,082,519)	(5,644,110)

OPERATING INCOME (LOSS) BEFORE FINANCE INCOME (EXPENSES)		(1,622,289)	2,800,623

FINANCE INCOME (EXPENSES)
Finance income	19	66,124	107,897
Finance expenses	19	(528,041)	(413,052)

		(461,917)	(305,155)

OPERATING INCOME (LOSS) BEFORE INCOME TAXES		(2,084,206)	2,495,468
INCOME TAXES
Current	16	(1,450,830)	(1,200,878)

NET INCOME (LOSS) FOR THE YEAR		(3,535,036)	1,294,590

BASIC AND DILUTED EARNINGS (LOSS) PER QUOTA - R$	20	(7.07)	2.59

The accompanying notes are an integral part of these financial statements.

DATA SOLUTIONS SERVIÇOS DE INFORMÁTICA LTDA.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In Brazilian reais - R$)

	12.31.2012	12.31.2011
NET INCOME (LOSS) FOR THE YEAR	(3,535,036)	1,294,590
OTHER COMPREHENSIVE INCOME	—	—

COMPREHENSIVE INCOME (LOSS) FOR THE YEAR	(3,535,036)	1,294,590

The accompanying notes are an integral part of these financial statements.

DATA SOLUTIONS SERVIÇOS DE INFORMÁTICA LTDA.

STATEMENTS OF CHANGES IN QUOTAHOLDERS’ EQUITY (NET DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In Brazilian reais - R$)

	Note		Capital	Accumulated losses	Total
BALANCES AS OF DECEMBER 31, 2010			500,000	(2,432,778)	(1,932,778)
Dividends	15.b	)	—	(3,079,650)	(3,079,650)
Net income for the year			—	1,294,590	1,294,590

BALANCES AS OF DECEMBER 31, 2011			500,000	(4,217,838)	(3,717,838)
Dividends	15.b	)	—	(3,815,000)	(3,815,000)
Net loss for the year			—	(3,535,036)	(3,535,036)

BALANCES AS OF DECEMBER 31, 2012			500,000	(11,567,874)	(11,067,874)

The accompanying notes are an integral part of these financial statements.

DATA SOLUTIONS SERVIÇOS DE INFORMÁTICA LTDA.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(In Brazilian reais - R$)

	Note		12.31.2012	12.31.2011
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss) for the year			(3,535,036)	1,294,590
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18		169,028	120,041
Allowance for doubtful accounts	18		167,983	44,866
Interest on financing	8		19,272	17,311
Income taxes			1,450,830	1,200,878
Provision for risks	14		6,955,000	2,016,000
Decrease (increase) in operating assets:
Trade receivables			228,849	(1,301,745)
Recoverable taxes			(121)	(1,957)
Other assets			(28,772)	(3,505)
Increase (decrease) in operating liabilities:
Trade payables			(42,778)	72,874
Payroll, accrued vacations and related charges			245,084	104,599
Taxes payable			(284,340)	(146,599)
Related parties			137	62
Advances from customers			(200,000)	200,000
Other payables			3,219	1,800

Cash provided by operating activities			5,148,355	3,619,215
Income taxes paid			(1,174,641)	(843,960)
Interest on financing paid	8		(18,469)	(16,590)

Net cash provided by operating activities			3,955,245	2,758,665

CASH FLOW FROM FINANCING ACTIVITIES
Dividends paid	15.b	)	(3,815,000)	(3,079,650)
Payment of financing	8		(281,472)	(192,337)

Net cash used in financing activities			(4,096,472)	(3,271,987)

DECREASE IN CASH AND CASH EQUIVALENTS			(141,227)	(513,322)

Cash and cash equivalents at the beginning of year			288,125	801,447
Cash and cash equivalents at the end of year			146,898	288,125

DECREASE IN CASH AND CASH EQUIVALENTS			(141,227)	(513,322)

The accompanying notes are an integral part of these financial statements.

DATA SOLUTIONS SERVIÇOS DE INFORMÁTICA LTDA.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(In Brazilian reais - R$, unless otherwise stated)

1.	GENERAL INFORMATION

Data Solutions Serviços de Informática Ltda. (“Company” or business name “ZipCode”), located in the city of São Paulo, Brazil, was established on March 14, 2002. The Company is mainly engaged in the following businesses and activities: (a) bureau of registry information about individuals and enterprises, (b) services of search of information in databases, (c) development of databases of individuals and companies, and (d) access to its search software of databases throughout the Internet.

The Company’s headquarter is located at Rua Joaquim Floriano, 413, 3rd floor, Itaim Bibi, City of São Paulo, State of São Paulo, Brazil.

On December 26, 2012, Singida Participações Ltda., a holding company indirectly owned by TransUnion Corp., a US Corporation, signed an agreement to acquire 80% of controlling interest in the Company. TransUnion Corp. acquired the Company on March 1, 2013.

As determined by the share purchase agreement, the parties constituted an escrow account [on date] in favor of Singida Participações Ltda. to cover contingencies that result in a cash disbursement by the Company. The escrow account amounts to R$7,000,000.

In the event that the Company lacks funds to maintain its operations, or in case of any cash disbursements relating to contingencies in excess of the escrow account, TransUnion Corp., by means of its subsidiaries, will contribute with necessary funds.

2.	SIGNIFICANT ACCOUNTING POLICIES

2.1.	Declaration of conformity

The Company’s financial statements are prepared in accordance with International Financial Reporting Standards—IFRS as issued by International Accounting Standards Board—IASB and have been prepared to comply with the requirements of Rule 3-09 of Regulation S-X of its quotaholder, TransUnion Corp., to be included in its Form 10-K. The Company applied the accounting policies set forth in this note for all periods presented.

The financial statements for the year ended December 31, 2012 are the first to be presented in conformity with the IFRSs. The Company applied the accounting policies set out in this note for all periods presented, which includes the balance sheet as of the transition date, defined as January 1, 2010. For the measurement of the adjustments of the opening balances and in preparing the balance sheet as of the transition date, the Company considered the mandatory exceptions and certain optional exemptions to the retrospective application prescribed by IFRS 1. However, no differences were identified between IFRS and the accounting practices adopted in Brazil.

Data Solutions Serviços de Informática Ltda.

2.2.	Basis of preparation

The financial statements have been prepared based on historical cost, unless otherwise stated. The historical cost is generally based on the fair value of the consideration paid in exchange for assets on the transaction date.

2.3.	Use of estimates

The preparation of financial statements in accordance with IFRS requires Management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses of the Company, and disclose information on its financial statements. The results of these transactions and events, when ultimately realized in subsequent periods, may differ from these estimates.

The main estimates related to the financial statements refer to the credit risk evaluation to determine the allowance for doubtful accounts, useful lives of property and equipment items and its impairment and provisions for risks. Settlement of the transactions involving these estimates may have results that could differ from those recorded in the financial statements due to the inaccuracies inherent to the estimates. The Company reviews its estimates at least annually.

2.4.	Revenue recognition

Revenues are recognized only after the service is provided, the amount of revenue is measured reliably and it is probable that the benefit will flow to the Company. The advances from services provided are recorded in line item “Advances from customers” and recognized as revenues when the services are effectively provided.

Our revenue derives mainly from the following activities:

a)	ZipOnline

Automation online software that queries Company’s database, which contains public records information of consumers and businesses, and also performs online consultations of other public sites.

b)	E-mail Marketing

Service that helps the Company’s clients to send automated e-mails by means of a software to addresses existing in their own databases and/or Company’s database.

c)	Data Enrichment

Clients provide a specific database to be enriched with complementary data searched online or in the Company’s database.

d)	Data Supply

Acquisition of a specific customized database directly from the Company.

Data Solutions Serviços de Informática Ltda..

e)	Data Treatment

Refers to services relating to processing, treatment, customization, modification and/or generation of databases as requested by clients.

f)	Web Consult

Customized consultation of online public available data on different websites to deliver a single and periodic file containing the information requested by clients, utilizing other proprietary tools than ZipOnline.

2.5.	Earnings (loss) per quota

The basic earnings (loss) per quota are calculated by the division of the income (loss) attributable to the Company’s quotaholders by the weighted average number of common quotas issued in the year. The Company does not have any potentially dilutive instruments.

2.6.	Functional and reporting currency

The items included in the Company’s financial statements are measured using the currency of the main economic environment in which the Company operates (“functional currency”). The financial statements are presented also in Brazilian reais - R$, which is the Company’s functional currency and its reporting currency.

2.7.	Cash and cash equivalents

Include cash, bank accounts and highly-liquid short-term investments with maturities equal to or below 90 days, which have an insignificant risk of change in value, stated at cost plus interest earned. Cash and cash equivalents are classified as loans and receivables and their income is recorded in profit or loss for the period, as described in Note 3.

2.8.	Financial assets and financial liabilities

Receivables are nonderivative financial assets with fixed or determinable payments that are not quoted in an active market. Receivables, including trade receivables and other, are measured at amortized cost using the effective interest method, less any impairment losses.

Financial liabilities are measured at the amortized cost using the effective interest method.

Interest income and expenses are recognized under the effective interest method.

2.9.	Trade receivables

Stated at the original amounts of trade receivables for the services provided to individuals and enterprises. The allowance for doubtful accounts is recognized in an amount considered by Management as sufficient to cover probable losses on the collection of receivables.

Data Solutions Serviços de Informática Ltda.

2.10.	Property and equipment

Carried at acquisition cost less accumulated depreciation.

Depreciation is recognized on a straight-line basis over the estimated useful life of each asset, so that cost less its residual value after its useful life is fully written off. The estimated useful lives, the residual values, and the depreciation methods are reviewed at the end of the reporting period, and the effects from any change in estimates are recorded prospectively.

The Company reviewed the useful lives of its assets and concluded that the depreciation rates used are consistent with its operations as of December 31, 2012 and 2011.

2.11.	Intangible assets

Intangible assets acquired separately with finite useful lives are carried at cost less accumulated amortization and impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each annual reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

2.12.	Impairment of tangible and intangible assets

At the end of each year, the Company reviews the carrying amount of its tangible and intangible assets to determine whether there is any indication that the assets might be impaired. If there is such an indication, the recoverable amount of the asset is estimated to measure the amount of impairment loss, if any.

If the recoverable amount (the higher of value in use and fair value less costs to sell) of an asset is lower than its carrying amount, the carrying amount is written down to its recoverable amount. The impairment losses are immediately recognized in profit or loss.

2.13.	Trade payables

Trade payables are payables for goods or services acquired from suppliers in the normal course of business.

2.14.	Financing

Financing is initially recognized at fair value, less transaction costs incurred, and subsequently stated at amortized cost. Any difference between the amounts raised (less transaction costs) and the settlement amount is recognized in the statement of income during the period in which the borrowings remain outstanding, using the effective interest rate method.

2.15.	Provisions

Recognized when the Company has a current legal or constructive obligation as a result of past events, it is probable that an outflow of funds will be required to settle the obligation and its value can be reliably estimated based on the historical losses, taking into account the risks and uncertainties surrounding the obligation.

Data Solutions Serviços de Informática Ltda..

The provision is measured at the present value of the expenditures required to settle the obligation, using a pretax rate that reflects the current market valuations of the time value of money and the obligation-specific risks. The increase in the obligation as a result of the time elapsed is recognized as finance costs.

As of December 31, 2012 and 2011, the main provision recognized by the Company is as follows:

2.15.1 Provision for risks

Recorded for lawsuits assessed by the legal counsel and Company’s Management as probable losses, considering the nature of the lawsuits and legal counsel’s and Management’s experience in similar cases. Provisions have also been recognized for matters classified as legal obligations.

2.16.	Income taxes

As allowed by the Brazilian tax legislation, on January 31 of each year, the Company elected to use the deemed income regime for tax purposes. Under this regime, tax bases of income tax and social contribution are calculated at the rate of 32% on gross revenues from services and 100% of financial income, on which regular tax rates of 15%, plus a 10% surtax, for income tax and 9% for social contribution are applied. Companies that elect to use the deemed income regime do not record tax losses and do not have temporary differences, and, for this reason, the Company has not recorded deferred taxes for the periods presented. In the event that the Company elects to use the normal tax regime in the future, tax loss carryforwards and temporary differences will arise on a prospective basis.

2.17.	New and revised standards and interpretations issued and not yet adopted

The Company adopted all new standards and interpretations issued and in place by IASB since January 1, 2010 until December 31, 2012.

The Company did not adopt the new and revised IFRSs already issued but not yet adopted below:

Effective for annual periods beginning on or after January 1, 2013

•	IFRS 10—Consolidated Financial Statements—according to IFRS 10, there is only one consolidation basis, that is, control. In addition, IFRS 10 includes a new definition of control.

•	IFRS 11—Joint Arrangements—considers how a participation agreement in which two or more entities have a joint control should be classified.

•

IFRS 12—Disclosures of Interests in Other Entities—it is a disclosure standard applicable to entities with interest in subsidiaries, joint arrangements, associates and unconsolidated, structured entities.

•	IFRS 13—Fair Value Measurement—provides a single framework for measuring fair value and requires disclosure about fair value measurements.

Data Solutions Serviços de Informática Ltda.

•	Amendments to IFRS 7—Disclosure—Offsetting Financial Assets and Liabilities - increase the disclosure requirements for transactions involving financial assets.

•	Amendments to IFRS 10, IFRS 11 and IFRS 12—issued to clarify certain transition rules for the first-time adoption of those IFRSs.

•	IAS 19 (revised in 2011)—Employee Benefits—changes the accounting of defined benefit plans and termination benefits.

•

IAS 27 (revised in 2011)—Separate Financial Statements—reflects changes in the accounting of noncontrolling interest (minority) and mainly outlines the accounting of changes in interest in subsidiaries made after control is obtained.

•	IAS 28 (revised in 2011)—Investments in Associates and Joint Ventures—changes aimed to clarify procedures in the application of impairment tests in associates and joint ventures.

•

Amendments to IFRSs—Annual Improvements to the IFRS cycle 2009—2011—include several changes to several IFRSs. Amendments to IFRSs are applicable to annual periods beginning January 1, 2013 or after and include:

a)	Amendments to IAS 16—Property—changes to IAS 16 clarify that replacement parts, spare equipment and service equipment must be classified as property as they are in accordance with IAS 16 definition of property and, if not, as inventory.

b)	Amendments to IAS 32—Financial Instruments—Presentation—clarify that tax effect of distribution to holders of equity instruments should be accounted for in accordance with IAS 12—Income Taxes.

Effective for annual periods beginning on or after January 1, 2014

•	Amendments to IAS 32—Offsetting of Financial Assets and Liabilities—outline the classification of certain rights denominated in foreign currency as equity instruments or financial liabilities.

Effective for annual periods beginning on or after January 1, 2015

•	IFRS 9—Financial Instruments—introduces new requirements for classification, measurement and write-off of financial assets and liabilities.

The Company’s Management considered these new standards and interpretations and does not expect significant effects on the amounts reported arising from the adoption of such standards.

Data Solutions Serviços de Informática Ltda..

3.	CASH AND CASH EQUIVALENTS

	12.31.2012	12.31.2011	12.31.2010
Banks - checking account	14,757	56,046	80,882
Short-term investments (*)	132,141	232,079	720,565

Total	146,898	288,125	801,447

(*)	Bank Certificates of Deposits (CDBs) with average interest of 97% of the Interbank Deposit Rate (CDI), without risk of material changes in value. The investments have daily liquidity and can be withdrawn at any moment.

4.	TRADE RECEIVABLES, NET

	12.31.2012	12.31.2011	12.31.2010
Receivables from services provided	1,747,322	1,976,171	674,426
Allowance for doubtful accounts	(291,623)	(123,640)	(78,774)

Total	1,455,699	1,852,531	595,652

As of December 31, 2012, 2011 and 2010, the trade receivables aging list is as follows:

	12.31.2012	12.31.2011	12.31.2010
Current	1,378,655	1,601,450	536,934
Past due:
Up to 30 days	44,643	204,047	31,598
31 to 60 days	21,064	20,914	9,575
61 to 90 days	7,879	16,026	10,951
91 to 120 days	6,915	20,190	13,190
121 to 180 days	36,205	6,314	3,700
Above 181 days	251,961	107,230	68,478

Total	1,747,322	1,976,171	674,426

Allowance for doubtful accounts

Change in allowance for doubtful accounts is as follows:

Balance as of December 31, 2010	78,774
Allowances recognized in the year	44,866

Balance as of December 31, 2011	123,640
Allowances recognized in the year	167,983

Balance as of December 31, 2012	291,623

Data Solutions Serviços de Informática Ltda.

5.	PROPERTY AND EQUIPMENT, NET

	Annual	12.31.2012			12.31.2011	12.31.2010
	depreciation		Accumulated
	rate - %	Cost	depreciation	Net	Net	Net
IT and Telecom equipment	20	632,270	(331,610)	300,660	373,652	295,131
Furniture and fixtures	10	109,962	(22,039)	87,923	79,253	43,735

Total		742,232	(353,649)	388,583	452,905	338,866

Changes in property and equipment are as follows:

	IT and telecom equipment	Furniture and fixtures	Total
Balances as of December 31, 2010	295,131	43,735	338,866
Acquisitions	178,635	41,369	220,004
Depreciation	(100,114)	(5,851)	(105,965)

Balances as of December 31, 2011	373,652	79,253	452,905
Acquisitions	43,348	18,496	61,844
Depreciation	(116,340)	(9,826)	(126,166)

Balances as of December 31, 2012	300,660	87,923	388,583

6.	INTANGIBLE ASSETS, NET

	Annual	12.31.2012			12.31.2011	12.31.2010
	amortization		Accumulated
	rate - %	Cost	amortization	Net	Net	Net
Software	30	217,765	(76,624)	141,141	28,363	23,352

Changes in intangible assets are as follows:

Balances as of December 31, 2010	23,352
Acquisitions	19,087
Amortization	(14,076)

Balances as of December 31, 2011	28,363
Acquisitions	155,640
Amortization	(42,862)

Balances as of December 31, 2012	141,141

Data Solutions Serviços de Informática Ltda..

7.	TRADE PAYABLES

As of December 31, 2012, the balance of trade payables, in the amount of R$108,434 (R$151,212 and R$78,338 as of December 31, 2011 and 2010, respectively), refers to the acquisition of services related to the Company’s common activities, such as communication posting services, software and hardware maintenance and sundry consulting services, among others.

8.	FINANCING

Domestic	Average annual interest rate - %	Maturity	12.31.2012	12.31.2011	12.31.2010
Banco Bradesco S.A. (*)	12.15	2017	158,933	222,118	174,643

Current			83,053	119,937	68,102
Noncurrent			75,880	102,181	106,541

(*)	The amounts outstanding as financing refer to ordinary purchases of fixed assets and intangibles (mainly hardware and software) in the ordinary course of business, with average term of three years at current market interest rates at the time of each transaction. There is no collateral for the financings.

Covenants

The financing agreements, described above, do not provide for compliance with any financial ratios, such as debt ratios, expenses coverage with interests, etc.

Changes in financing for the years ended December 31, 2012 and 2011

Balance as of December 31, 2010	174,643
New borrowings	239,091
Payments - principal	(192,337)
Interest paid	(16,590)
Interest accrued	17,311

Balance as of December 31, 2011	222,118
New borrowings	217,484
Payments - principal	(281,472)
Interest paid	(18,469)
Interest accrued	19,272

Balance as of December 31, 2012	158,933

Data Solutions Serviços de Informática Ltda.

The noncurrent portion as of December 31, 2012 matures as follows:

2014	43,797
2015	29,398
2016	2,685

Total	75,880

9.	PAYROLL, ACCRUED VACATIONS AND RELATED CHARGES

	12.31.2012	12.31.2011	12.31.2010
Accrued vacation and related charges	126,004	75,559	64,501
Salaries, terminations and indemnities payable	447,674	253,035	159,494

Total	573,678	328,594	223,995

10.	TAXES PAYABLE

	12.31.2012	12.31.2011	12.31.2010
Income taxes (IRPJ and CSLL)	367,450	371,168	199,011
Withholding Income Tax (IRRF) - third parties and employees	11,473	6,278	8,603
Social Integration Program Tax on Revenue (PIS)	6,804	5,726	2,515
Social Security Funding Tax on Revenue (Cofins)	31,121	26,430	11,607
Tax on services (ISS)	33,043	48,440	25,987

Total	449,891	458,042	247,723

11.	RELATED PARTIES

	12.31.2012	12.31.2011	12.31.2010	2012	2011
	Liabilities	Liabilities	Liabilities	Expenses	Expenses
Payables:
Management salaries	1,107	970	908	614,928	554,054
Pension and health plan	—	—	—	44,622	41,265
Total	1,107	970	908	659,550	595,319

12.	ADVANCES FROM CUSTOMERS

As of December 31, 2011, the balance of R$200,000 refers to the advances received from services, which are recorded in revenues to the extent that the services are provided and the benefits from the services are transferred to the customers.

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13.	MANAGEMENT COMPENSATION

Compensation paid to Management for the year is as follows:

	12.31.2012	12.31.2011
Salaries	614,928	554,054
Pension and health plan	44,622	41,265

Total	659,550	595,319

The Company does not pay post-employment benefits or quota-based compensation.

14.	PROVISION FOR RISKS

The provision for risks is broken down as follows:

	12.31.2012	12.31.2011	12.31.2010
Labor and social security (a)	9,333,000	3,293,000	1,973,000
Taxes (b)	2,608,000	1,693,000	997,000

Total	11.941.000	4,986,000	2,970,000

(a)	Labor and social security

For the labor and social security risks, as of December 31, 2012, the Company maintained a provision of R$9,333,000 (R$3,293,000 as of December 31, 2011) according to the legal counsel’s opinion, which estimated the likelihood of loss as probable. These risks are comprised of:

i)	The quotaholders received dividends while the quotaholders’ equity was in deficit during 2012. The payment of dividends under these circumstances may be considered as “pro labore” (Management’s salary) by Brazilian labor authorities, and thus subject to labor and social security charges in the amount of R$4,521,000 as of December 31, 2012.

ii)	Sales commissions, which were treated as payments to suppliers, thus not reflecting all labor and social security charges in the amount of R$1,848,000 as of December 31, 2012 (R$1,400,000 as of December 31, 2011).

iii)	The Company counts with the services of sales representatives in its day-to-day operations. The relationship with some of these sales representatives has characteristics of an employment relationship according to legal advisors. The Company recognizes a provision for this risk, as of December 31, 2012, in the amount of R$1,261,000 (R$1,091,000 as of December 31, 2011).

iv)	Some employees were hired as legal entities in the past. The procedures adopted were not in full compliance with Brazilian labor law. The Company recognizes a provision for this risk, as of December 31, 2012, in the amount of R$1,019,000 (R$378,000 as of December 31, 2011).

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v)	Overtime: some employees had a special working regime of six hours, but were inadvertently working for eight hours. The Company recognizes a provision for this risk, as of December 31, 2012, in the amount of R$233,000 (R$126,000 as of December 31, 2011).

vi)	The Company pays additional remuneration and benefits to some employees that were not supported by formal policies. The Company recognizes a provision for this risk, as of December 31, 2012, in the amount of R$451,000 (R$298,000 as of December 31, 2011).

(b)	Taxes

Refer to ISS (Municipality sale tax) and IRRF on financial revenues (withholding tax) risks. The Company maintained a reserve according to its legal counsel’s opinion, which estimated the likelihood of loss as probable.

i)	ISS: the contractual procedures adopted by the Company did not allow it to be taxed on 2% as it was being taxed, but 5% as determined by the Municipality code. The Company recognizes a provision for this risk, as of December 31, 2012, in the amount of R$2,523,000 (R$1,640,000 as of December 31, 2011).

ii)	IRRF: in some tax returns the Company did not inform the correct amount of financial revenues by mistake, thus generating a tax contingency in the amount of R$85,000 as of December 31, 2012 (R$53,000 as of December 31, 2011).

Changes in the provision for risks are as follows:

	Tax	Labor and social security	Total
Balance as of December 31, 2010	997,000	1,973,000	2,970,000
Estimated penalties	189,000	765,000	954,000
Interest	180,000	133,000	313,000
Additions	327,000	422,000	749,000

Balance as of December 31, 2011	1,693,000	3,293,000	4,986,000
Estimated penalties	235,000	2,484,000	2,719,000
Interest	279,000	151,000	430,000
Additions	401,000	3,405,000	3,806,000

Balance as of December 31, 2012	2,608,000	9,333,000	11.941,000

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15.	QUOTAHOLDERS’ EQUITY

a)	Issued capital

As of December 31, 2012, 2011 and 2010, capital in the amount of R$500,000 is represented by 500 thousand registered common quotas with a nominal value of R$1.00 each, held as follows:

	12.31.2012	12.31.2011	12.31.2010
Ricardo Carvalho Sleiman	250,000	250,000	250,000
Alexandre Costa Aldighieri	250,000	250,000	250,000

Total	500,000	500,000	500,000

b)	Dividends

For the years ended December 31, 2012 and 2011 the Company paid dividends totaling R$3,815,000 and R$3,079,650, respectively.

16.	INCOME TAXES

The reconciliation of tax expenses calculated by applying the combined tax rates is as follows:

	2012	2011
Gross revenue from services	13,348,789	10,920,892
Percentage of deemed income	32%	32%

Tax basis	4,271,612	3,494,685
Statutory income tax rate	34%	34%

	(1,452,348)	(1,188,193)
Tax basis reduction	24,000	24,000
Other	(22,482)	(36,685)

Income taxes recorded in the statement of income	(1,450,830)	(1,200,878)

17.	NET REVENUE

	2012	2011
Gross revenue from services	13,348.789	10,920,892
Taxes on services:
Cofins	(398,573)	(319,066)
PIS	(86,395)	(69,127)
ISS	(278,336)	(223,435)

	(763,304)	(611,628)

Total	12,585,485	10,309,264

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18.	EXPENSES BY NATURE

	2012	2011
Personnel	3,091,244	2,321,117
Provision for risks	6,525,000	1,703,000
IT support expenses	573,985	468,230
Commercial expenses	453,786	554,289
Labor and social charges	464,320	336,073
Marketing and advertising	459,448	203,308
Utilities	283,627	283,358
Rent expenses	294,697	270,767
Travel, events and gifts	242,499	245,331
Depreciation and amortization	169,028	120,041
Allowance for doubtful accounts	167,983	44,866
Data bases	134,280	48,263
Legal fees	72,650	52,162
Commuting	48,105	42,681
Advisory and consulting	48,606	20,756
Other taxes and fares	36,856	14,139
Office materials	17,827	23,322
Management salaries	614,928	554,054
Sundry	508,905	202,884

Total	14,207,774	7,508,641

Classified as:
Cost of services provided	2,125,255	1,864,531
Sales expenses	621,770	599,155
General and administrative expenses	4,660,206	3,335,293
Other operating expenses	6,800,543	1,709,662

Total	14,207,774	7,508,641

19.	FINANCE INCOME (EXPENSES)

Finance income (expenses) can be summarized as follows:

	2012	2011
Finance income:
Interest from accounts receivable and others	45,463	71,017
Interest from short-term investments	20,661	36,880

	66,124	107,897

Finance expenses:
Interest and monetary restatement on provision for risks	(430,000)	(313,000)
Discounts	(14,613)	(48,276)
Banking fees	(53,777)	(28,683)
Interest on financing	(19,272)	(17,311)
Others	(10,379)	(5,782)

	(528,041)	(413,052)

Total	(461,917)	(305,155)

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20.	BASIC AND DILUTED EARNINGS PER QUOTA

Below is the reconciliation of net income to the amounts used to calculate the basic and diluted earnings per quota.

The Company has no potential dilutive securities; therefore, the diluted earnings per quota were equal to the basic earnings per quota calculated as follows:

	2012	2011
Net income (loss) for the year attributable to the Company’s owners used to calculate basic earnings (loss) per quota	(3,535,036)	1,294,590
Weighted average number of common quotas used to calculate basic earnings (loss) per quota	500,000	500,000

Basic earnings (loss) per quota from operations - R$	(7.07)	2.59

21.	FINANCIAL INSTRUMENTS

The Company conducts transactions involving financial instruments, all of which recorded in balance sheet accounts, which are intended to meet their operating and financial needs.

These financial instruments are managed based on policies, definition of strategies, and establishment of control systems, which are duly monitored by the Company’s Management, with a view to maximize quotaholder value and achieve a desired balance between debt and equity capital.

The Company’s main financial instruments are represented by:

a)	Cash and cash equivalents: they are classified as loans and receivable and their carrying amount is equivalent to the assets’ fair value.

b)	Trade accounts receivable: they are classified as loans and receivables and recorded at the contracted amounts, which approximate market.

c)	Financing: they are classified as other financial liabilities and the fair value is determined using generally accepted pricing models based on analyses of discounted cash flows.

d)	Trade payables: they are classified as other financial liabilities and recorded at the contracted amounts, which approximate market.

As of December 31, 2012, 2011 and 2010, the carrying amounts and fair values of the Company’s financial instruments are as follows:

		12.31.2012		12.31.2011		12.31.2010
Type	Classification	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Assets:
Cash and cash equivalents	Loans and receivables	146,898	146,898	288,125	288,125	801,447	801,447
Trade receivables	Loans and receivables	1,455,699	1,455,699	1,852,531	1,852,531	595,652	595,652

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		12.31.2012		12.31.2011		12.31.2010
Type	Classification	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Liabilities:
Financing	Other financial liabilities	158,933	183,989	222,118	232,054	174,643	201,226
Trade payables	Other financial liabilities	108,434	108,434	151,212	151,212	78,338	78,338
Other payables	Other financial liabilities	22,019	22,019	18,800	18,800	17,000	17,000

Measurement of the fair value of financial assets and financial liabilities is as follows:

The fair values of financial assets and financial liabilities approximate to their fair value due to its short-term maturity and because the financing is subject to variable rates. According to their nature, financial instruments may involve known or unknown risks, and the Company’s judgment is important to the risk assessment. Thus, risks may exist with or without guarantees, depending on circumstantial or legal aspects.

The main market risk factors that may affect the Company’s business are as follows:

a)	Credit risk

The eventual difficult collection of the amounts for the services provided to the customers. The balance of trade receivables is denominated in Brazilian reais and distributed amongst several customers. The Company’s Management monitors the risks of trade receivables through the recognition of an allowance for doubtful accounts.

b)	Currency risk

Trade receivables and trade payables are denominated in Brazilian reais and are not exposed to exchange fluctuations.

c)	Capital risk

The Company manages its capital to ensure regular business continuity and, at the same time, maximize return for all stakeholders or parties involved in their operations, by optimizing debt and equity balance.

The Company’s equity structure consists of net debt (financing detailed in Note 8 less cash and cash equivalents) and quotaholders’ equity (including capital and reserves, as mentioned in Note 15).

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Indebtedness level

As of December 31, 2012 and 2011, the indebtedness level is as follows:

	12.31.2012	12.31.2011	12.31.2010
Debt (a)	158,933	222,118	174,643
Cash and cash equivalents	(146,898)	(288,125)	(801,447)

Net debt (net cash)	12,035	(66,007)	(626,804)
Quotaholders’ equity (net deficiency) (b)	(11,067,874)	(3,717,838)	(1,932,778)

Net debt-to-equity ratio	N/A	N/A	N/A

(a)	Debt is defined as short- and long-term financing as detailed in Note 8.
(b)	Quotaholders’ equity includes the Company’s total capital and reserves, managed as capital.

d)	Liquidity risk

The Company manages the liquidity risk by maintaining proper reserves, bank and other credit facilities to raise new borrowings that it considers appropriate, based on the continuous monitoring of budgeted and actual cash flows, and the combination of the maturity profiles of financial assets and financial liabilities.

Liquidity risk and interest tables

The tables below detail the remaining contractual maturity of the Company’s financial liabilities and the contractual payment periods. These tables were prepared in accordance with nondiscounted cash flows of financial liabilities based on the closest date when the Company should settle the corresponding obligations. The tables include interest and principal cash flows. As interest flows are based on floating rates, the undiscounted amount was based on the interest curves at year end. Contractual maturity is based on the most recent date when the Company should settle the related obligations.

December 31, 2012	Weighted average effective interest rate		Less than one month	From one to three months	From three months to one year	Between one and five years	Total
Financing	12.15	%p.y.	13,500	37,377	48,536	109,339	208,752

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Sensitivity analysis on financial instruments

Considering the financial instrument previously described, the Company has developed a sensitivity analysis based on 25% and 50% fluctuations in the risk variable taken into consideration. These scenarios may impact the Company’s net income and/or future cash flows, as described below:

•	Base scenario: maintenance of interest in the same levels as those as of December 31, 2012.

•	Adverse scenario: a 25% fluctuation of the main risk factor of the financial instrument compared to the level as of December 31, 2012.

•	Remote scenario: a 50% fluctuation of the main risk factor of the financial instrument compared to the level as of December 31, 2012.

Assumptions

As described above, the Company believes that it is exposed mainly to the risks of fluctuation of the interbank deposit rate (CDI), which is the basis to adjust a substantial portion of short-term investments. Accordingly, the table below shows the indices and rates used to prepare the sensitivity analysis:

Assumptions	Base scenario	Adverse scenario	Remote scenario
CDI fluctuation—Short-term investments	7.06%	5.30%	3.53%

Management analysis

Risk factor	Financial instrument	Risk	Base scenario (*)	Adverse scenario	Remote scenario
Short-term investments	Interest rate	Decrease in CDI rate	9,329	7,003	4,664

(*)	The Company’s base scenario is comprised of interest estimated for the next 12-month period.

The Company’s Management understands that the market risks originated from other financial instruments are immaterial.

e)	Derivatives

The Company did not enter into derivative transactions during the years ended December 31, 2012 and 2011.

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22.	STATEMENTS OF CASH FLOWS

a)	Cash and cash equivalents

The breakdown of cash and cash equivalents recorded in the statement of cash flows is shown in Note 3.

b)	Noncash transactions

	12.31.2012	12.31.2011
Acquisition of financed property and equipment and intangible assets	217,484	239,091

23.	APPROVAL OF FINANCIAL STATEMENTS

These financial statements were approved for issuance by the Company’s Executive Board on April 19, 2013.

2012-3725